As filed with the Securities and Exchange Commission on May 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NETOPIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3661	94-3033136
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6001 Shellmound Street, 4th Floor

Emeryville, California 94608

(Address of Principal Executive Offices, including Zip Code)

NETOPIA, INC.

2002 Equity Incentive Plan

Employee Stock Purchase Plan

(Full Title of the Plans)

Alan B. Lefkof

President and Chief Executive Officer

NETOPIA, INC.

6001 Shellmound Street, 4th Floor

Emeryville, California 94608

(510) 420-7400

(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2002 Equity Incentive Plan
Options	898,081		N/A	N/A	N/A
Common Stock (par value $0.001)	898,081		$2.02	$1,814,124	$1,468

Employee Stock Purchase Plan
Common Stock (par value $0.001)	750,000		$2.02	$1,515,000	$1,226

TOTAL	1,648,081	(3)		$3,329,124	$2,694

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2002 Equity Incentive Plan (the “Equity Incentive Plan”) and the Employee Stock Purchase Plan (the “Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Netopia, Inc.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Netopia, Inc. as reported on the Nasdaq National Market on April 29, 2003.
(3)	Represents 898,081 additional shares reserved for issuance upon exercise of stock options under the Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2003 equal to 4.75% of the number of shares of Common Stock outstanding on December 31, 2002. Also includes 750,000 additional shares available for issuance under the Purchase Plan. Shares issuable upon exercise of stock options under the Equity Incentive Plan, and shares available for issuance under the Purchase Plan, were previously registered on a registration statement on Form S-8 (file no. 333-82878) filed on February 15, 2002 (the “Prior Form S-8 Registration Statement”), the contents of which Prior Form S-8 Registration Statement are hereby incorporated by reference.

INCORPORATION BY REFERENCE OF PREVIOUS REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, Netopia, Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) solely to register an additional 898,081 shares under the Equity Incentive Plan, pursuant to the provisions of that plan providing for an automatic increase in the number of shares reserved for issuance under that plan, and an additional 750,000 shares under the Purchase Plan pursuant to an increase approved by the board of directors and stockholders of the Registrant. Pursuant to General Instruction E, the contents of the Prior Form S-8 Registration Statement are hereby incorporated by reference into this registration statement. The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a.	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2002;

b.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002; and

c.	Our Registration Statement No. 0-28450 on Form 8-A filed with the Commission on May 3, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), together with amendments thereto, in which there is described the terms, rights and provisions applicable to our outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits.

Exhibit Number	Exhibit Title

4.01	Registrant’s Employee Stock Purchase Plan.

4.02	Registrant’s 2002 Equity Incentive Plan.

4.03	Registrant’s 2002 Equity Incentive Plan Stock Option Agreement.

4.04	Registrant’s 2002 Equity Incentive Plan Automatic Option Grant Program Stock Option Agreement.

5.01	Opinion of counsel.

23.01	Consent of KPMG LLP, Independent Auditors.

23.02	Consent of counsel is contained in Exhibit 5.01.

24.01	Power of Attorney. Reference is made to page 3 of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 29th day of April, 2003.

NETOPIA, INC.

By:	/S/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Netopia, Inc., a Delaware corporation, do hereby constitute and appoint Alan B. Lefkof and David A. Kadish, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/S/ ALAN B. LEFKOF Alan B. Lefkof	President, Chief Executive Officer and Director	April 29, 2003

Principal Financial and
Accounting Officer:

/S/ WILLIAM D. BAKER William D. Baker	Senior Vice President, Finance and Operations, and Chief Financial Officer	April 29, 2003

Additional Directors:

/S/ REESE M. JONES Reese M. Jones	Director	April 29, 2003

/S/ ROBERT LEE Robert Lee	Director	April 29, 2003

/S/ DAVID F. MARQUARDT David F. Marquardt	Director	April 29, 2003

/S/ HAROLD S. WILLS Harold S. Wills	Director	April 29, 2003

Exhibit Index

Exhibit Number	Exhibit Title

4.01	Registrant’s Employee Stock Purchase Plan.

4.02	Registrant’s 2002 Equity Incentive Plan.

4.03	Registrant’s 2002 Equity Incentive Plan Stock Option Agreement.

4.04	Registrant’s 2002 Equity Incentive Plan Automatic Option Grant Program Stock Option Agreement.

5.01	Opinion of counsel.

23.01	Consent of KPMG LLP, Independent Auditors.

23.02	Consent of counsel is contained in Exhibit 5.01.

24.01	Power of Attorney. Reference is made to page 3 of this Registration Statement.